UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2023

Grayscale® Ethereum Trust (ETH)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56193	82-6677805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Ethereum Trust (ETH) Shares	ETHE	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Grayscale Investments, LLC, the sponsor (the “Sponsor”) of Grayscale Ethereum Trust (ETH) (the “Trust”), previously announced on September 16, 2022 that the Trust had declared a distribution and established a record date for the distribution of rights to the ETH Proof of Work tokens (“ETHPoW”), which were received by the Trust as a result of a fork in the Ethereum blockchain on September 15, 2022, following the upgrade referred to as the “Merge,” to holders of record of the Trust (“Record Date Shareholders”) as of the close of business on September 26, 2022 (the “Record Date”). The right to acquire, or otherwise establish dominion and control over, any ETHPoW as a result of the aforementioned fork in the Ethereum blockchain is referred to as an “Incidental Right” and any such ETHPoW acquired through such Incidental Rights is referred to as “IR Virtual Currency”.

Pursuant to the terms of the Trust Agreement governing the Trust, the Trust previously appointed Grayscale Investments, LLC as agent (in this capacity, the “Agent”) on behalf of the Record Date Shareholders and transferred all of the Incidental Rights then held by the Trust to the Agent on behalf of the Record Date Shareholders. The Agent, on behalf of the Record Date Shareholders of the Trust, previously communicated that it would look to acquire the IR Virtual Currency as soon as practicable after receipt of the Incidental Rights and thereafter sell the IR Virtual Currency over a period of time, not then expected to exceed 180 days. In the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2022, the Agent disclosed that “[i]n case the Agent determines a market for the IR Virtual Currency does not develop or the cost incurred by the Agent in connection with the sale of the IR Virtual Currency is likely to be greater than the aggregate sale value, the Agent will abandon the IR Virtual Currency.” On March 16, 2023, the Agent announced that it would extend the review period during which it would continue the process of evaluating the market environment to determine whether it can acquire the IR Virtual Currency and whether, when, and in what manner it could sell the IR Virtual Currency on behalf of the Record Date Shareholders.

On September 18, 2023, the Agent announced that it has irrevocably abandoned all of the Incidental Rights to the IR Virtual Currency. The Agent has determined that the Custodian does not support the IR Virtual Currency, nor have trading venues with meaningful liquidity developed for the IR Virtual Currency. As such, it is not possible to exercise the rights to acquire and sell the IR Virtual Currency, and on behalf of the Record Date Shareholders, the Agent is abandoning the Incidental Rights. A copy of the announcement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Grayscale Investments, LLC dated September 18, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Sponsor of Grayscale Ethereum Trust (ETH)

Date:	September 18, 2023	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer